                            EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release
Columbus McKinnon Reports Q3 FY25 Results
CHARLOTTE, NC, February 10, 2025 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("Columbus McKinnon" or the "Company"), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2025 third quarter, which ended December 31, 2024.
Third Quarter 2025 Highlights (compared with prior-year period, except where otherwise noted)
•Net sales of $234.1 million with 7.6% operating margin or 10.9% on an adjusted basis1
•Orders decreased 4% driven by a 6% decrease in short-cycle orders
◦EMEA orders increased 1% offset by a 5% decline in the Americas
◦Strength in Precision conveyance and linear motion orders, up 16% and 8% respectively
•Backlog of $296.5 million remains healthy and continues to normalize with improved service levels
•GAAP EPS of $0.14 and Adjusted EPS1 of $0.56 include $0.08 per share impact of unfavorable FX movements in the quarter and $0.11 per share versus the prior year
•Repaid $15 million of debt in Q3 FY25; Anticipate FY25 debt repayment of $60 million

“The second half of our third quarter saw a slowing of industry demand. This was driven by delayed customer decision-making related to U.S. policy uncertainty, including tariffs as well as continued weakening in the European economies," said David J. Wilson, President and Chief Executive Officer. “Our results reflect lower than expected short-cycle demand which we expect will also impact the fourth quarter. The strengthening of the U.S. dollar negatively impacted earnings per share by $0.11 versus the prior year as well. As the quarter evolved, we executed actions to reduce costs and align capacity with demand, which will remain a focus the fourth quarter."
“While our optimism about the business remains unchanged, in the near-term our revised guidance contemplates a cautious approach to the evolving policy environment and subdued demand in Europe,” continued Wilson. “We remain focused on what we can control, with strong operational execution while making progress on our long-term strategic plan, including executing of our footprint simplification initiatives. Last week we initiated a consolidation of two additional factories into existing manufacturing capacity as part of our ongoing 80/20 footprint simplification plan. We are delivering impactful improvements across the business and remain in early innings in terms of the value these initiatives will deliver.”

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
Third Quarter Fiscal 2025 Sales

($ in millions)	Q3 FY25	Q3 FY24	Change	% Change
Net sales	$234.1	$254.1	$(20.0)	(7.9)%
U.S. sales	$129.5	$138.5	$(9.0)	(6.5)%
% of total	55%	55%
Non-U.S. sales	$104.6	$115.6	$(11.0)	(9.5)%
% of total	45%	45%
For the quarter, net sales decreased $20.0 million, or 7.9%. In the U.S., sales were down $9.0 million, or 6.5%, driven by lower volume. Sales outside the U.S. decreased $11.0 million, or 9.5%. Price improvement of $2.3 million partially offset $12.3 million of lower volume and unfavorable foreign currency translation of $1.0 million.
Third Quarter Fiscal 2025 Operating Results

($ in millions)	Q3 FY25	Q3 FY24	Change	% Change
Gross profit	$82.1	$93.9	$(11.8)	(12.6)%
Gross margin	35.1%	36.9%	(180) bps
Adjusted Gross Profit[1]	$86.2	$94.5	$(8.3)	(8.7)%
Adjusted Gross Margin[1]	36.8%	37.2%	(40) bps
Income from operations	$17.7	$26.9	$(9.2)	(34.3)%
Operating margin	7.6%	10.6%	(300) bps
Adjusted Operating Income[1]	$25.6	$29.7	$(4.2)	(14.0)%
Adjusted Operating Margin[1]	10.9%	11.7%	(80) bps
Net income (loss)	$4.0	$9.7	$(5.8)	(59.3)%
Net income (loss) margin	1.7%	3.8%	(210) bps
GAAP EPS	$0.14	$0.34	$(0.20)	(58.8)%
Adjusted EPS[1]	$0.56	$0.74	$(0.18)	(24.3)%
Adjusted EBITDA[1]	$37.8	$41.3	$(3.5)	(8.6)%
Adjusted EBITDA Margin[1]	16.1%	16.3%	(20) bps

Adjusted EPS1 excludes, among other adjustments, amortization of intangible assets. The Company believes this better represents its inherent earnings power and cash generation capability.

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
Fiscal 2025 Guidance

The Company is issuing the following guidance for the fiscal year 2025, ending March 31, 2025:

Metric	FY25
Net sales growth	Mid-single digit decrease year-over-year
Adjusted EPS[2]	Low-teens decrease year-over-year
Capital Expenditures	$18 million to $22 million
Net Leverage Ratio[2]	~3.0x

Fiscal 2025 guidance assumes approximately $32 million of interest expense, $30 million of amortization, an effective tax rate of 25% and 29.0 million diluted average shares outstanding.

Teleconference/Webcast
Columbus McKinnon will host a conference call today at 5:00 PM Eastern Time to discuss the Company's financial results and strategy. The conference call, earnings release and earnings presentation will be accessible through live webcast on the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website through Monday, February 24, 2025.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

______________________
1     Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
2     The Company has not reconciled the Adjusted EPS and Net Leverage Ratio guidance to the most comparable GAAP financial measure outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Adjusted EPS and Net Leverage Ratio is made in a manner consistent with the relevant definitions and assumptions noted herein and in alignment with the Company's financial covenants per the Company's Amended and Restated Credit Agreement.

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects, including fiscal year 2025 net sales growth and Adjusted EPS guidance, and our fiscal year 2025 net leverage ratio and capital expenditure guidance; (ii) our operational and financial targets and capital allocation policy; (iii) general economic trends and trends in our industry and markets; (iv) the amount of debt to be paid down by the Company during fiscal year 2025; and (v) the competitive environment in which we operate; are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
Columbus McKinnon Corporation	Columbus McKinnon Corporation
716-689-5442	704-322-2488
greg.rustowicz@cmco.com	kristy.moser@cmco.com

Financial tables follow.

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	December 31, 2024	December 31, 2023	Change
Net sales	$234,138	$254,143	(7.9)%
Cost of products sold	152,041	160,246	(5.1)%
Gross profit	82,097	93,897	(12.6)%
Gross profit margin	35.1%	36.9%
Selling expenses	27,348	26,552	3.0%
% of net sales	11.7%	10.4%
General and administrative expenses	24,233	26,255	(7.7)%
% of net sales	10.3%	10.3%
Research and development expenses	5,325	6,692	(20.4)%
% of net sales	2.3%	2.6%
Amortization of intangibles	7,501	7,486	0.2%
Income from operations	17,690	26,912	(34.3)%
Operating margin	7.6%	10.6%
Interest and debt expense	7,698	9,952	(22.6)%
Investment (income) loss	(54)	(758)	(92.9)%
Foreign currency exchange (gain) loss	3,128	(1,155)	NM
Other (income) expense, net	1,029	5,234	(80.3)%
Income (loss) before income tax expense (benefit)	5,889	13,639	(56.8)%
Income tax expense (benefit)	1,929	3,911	(50.7)%
Net income (loss)	$3,960	$9,728	(59.3)%

Average basic shares outstanding	28,631	28,744	(0.4)%
Basic income (loss) per share	$0.14	$0.34	(58.8)%

Average diluted shares outstanding	28,888	28,991	(0.4)%
Diluted income (loss) per share	$0.14	$0.34	(58.8)%

Dividends declared per common share	$0.07	$0.07

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Nine Months Ended
	December 31, 2024	December 31, 2023	Change
Net sales	$716,138	$748,036	(4.3)%
Cost of products sold	470,268	467,513	0.6%
Gross profit	245,870	280,523	(12.4)%
Gross profit margin	34.3%	37.5%
Selling expenses	82,044	78,400	4.6%
% of net sales	11.5%	10.5%
General and administrative expenses	74,043	79,407	(6.8)%
% of net sales	10.3%	10.6%
Research and development expenses	17,593	19,134	(8.1)%
% of net sales	2.5%	2.6%
Amortization of intangibles	22,548	21,871	3.1%
Income from operations	49,642	81,711	(39.2)%
Operating margin	6.9%	10.9%
Interest and debt expense	24,285	28,788	(15.6)%
Investment (income) loss	(873)	(1,212)	(28.0)%
Foreign currency exchange (gain) loss	2,730	1,074	154.2%
Other (income) expense, net	25,512	5,840	336.8%
Income (loss) before income tax expense (benefit)	(2,012)	47,221	NM
Income tax expense (benefit)	442	12,405	(96.4)%
Net income (loss)	$(2,454)	$34,816	NM

Average basic shares outstanding	28,778	28,711	0.2%
Basic income (loss) per share	$(0.09)	$1.21	NM

Average diluted shares outstanding	28,778	28,979	(0.7)%
Diluted income (loss) per share	$(0.09)	$1.20	NM

Dividends declared per common share	$0.14	$0.14

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,224	$114,126
Trade accounts receivable	157,038	171,186
Inventories	200,687	186,091
Prepaid expenses and other	41,486	42,752
Total current assets	440,435	514,155

Property, plant, and equipment, net	105,637	106,395
Goodwill	700,550	710,334
Other intangibles, net	358,150	385,634
Marketable securities	10,565	11,447
Deferred taxes on income	1,515	1,797
Other assets	94,048	96,183
Total assets	$1,710,900	$1,825,945

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$73,019	$83,118
Accrued liabilities	93,595	127,973
Current portion of long-term debt and finance lease obligations	50,722	50,670
Total current liabilities	217,336	261,761

Term loan, AR securitization facility and finance lease obligations	435,075	479,566
Other non current liabilities	186,909	202,555
Total liabilities	$839,320	$943,882

Shareholders’ equity:
Common stock	286	288
Treasury stock	(10,945)	(1,001)
Additional paid in capital	532,271	527,125
Retained earnings	388,851	395,328
Accumulated other comprehensive loss	(38,883)	(39,677)
Total shareholders’ equity	$871,580	$882,063
Total liabilities and shareholders’ equity	$1,710,900	$1,825,945

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Nine Months Ended
	December 31, 2024	December 31, 2023
Operating activities:
Net income (loss)	$(2,454)	$34,816
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	36,230	34,052
Deferred income taxes and related valuation allowance	(15,089)	(6,495)
Net loss (gain) on sale of real estate, investments and other	(617)	(967)
Non-cash pension settlement	23,634	4,599
Stock-based compensation	6,677	8,473
Amortization of deferred financing costs	1,865	1,728
Impairment of operating lease	3,268	—
Loss (gain) on hedging instruments	(321)	1,193
Loss (gain) on disposal of Fixed Assets	394	—
Non-cash lease expense	7,657	7,080
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	10,255	(14,911)
Inventories	(18,894)	(17,764)
Prepaid expenses and other	(14,565)	(2,897)
Other assets	486	(859)
Trade accounts payable	(8,061)	(1,387)
Accrued liabilities	(15,240)	(7,236)
Non-current liabilities	(5,225)	(10,834)
Net cash provided by (used for) operating activities	10,000	28,591

Investing activities:
Proceeds from sales of marketable securities	4,301	1,101
Purchases of marketable securities	(3,257)	(2,731)
Capital expenditures	(15,266)	(16,334)
Purchase of businesses, net of cash acquired	—	(108,145)
Dividend received from equity method investment	—	144
Net cash provided by (used for) investing activities	(14,222)	(125,965)

Financing activities:
Proceeds from the issuance of common stock	364	556
Purchases of treasury stock	(9,945)	—
Repayment of debt	(45,495)	(40,447)
Proceeds from issuance of long-term debt	—	120,000
Fees paid for borrowings on long-term debt	—	(2,859)
Payment to former owners of montratec	(6,711)	—
Fees paid for debt repricing	(169)	—
Cash inflows from hedging activities	17,753	18,088
Cash outflows from hedging activities	(17,360)	(19,303)
Payment of dividends	(6,039)	(6,027)
Other	(1,897)	(2,237)
Net cash provided by (used for) financing activities	(69,499)	67,771

Effect of exchange rate changes on cash	819	(628)

Net change in cash and cash equivalents	(72,902)	(30,231)
Cash, cash equivalents, and restricted cash at beginning of year	$114,376	$133,426
Cash, cash equivalents, and restricted cash at end of period	$41,474	$103,195

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Q3 FY 2025 Net Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2024 Net Sales	$254.1		$748.0
Acquisition	—	—%	2.7	0.3%
Pricing	2.3	0.9%	9.6	1.3%
Volume	(21.3)	(8.4)%	(42.9)	(5.7)%
Foreign currency translation	(1.0)	(0.4)%	(1.3)	(0.2)%
Total change	$(20.0)	(7.9)%	$(31.9)	(4.3)%
Fiscal 2025 Net Sales	$234.1		$716.1

COLUMBUS McKINNON CORPORATION
Q3 FY 2025 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2024 Gross Profit	$93.9	$280.5
Acquisition	—	0.8
Price, net of manufacturing costs changes (incl. inflation)	3.9	7.5
Product liability[1]	(2.0)	(2.0)
Monterrey, MX new factory start-up costs	(2.6)	(6.4)
Factory and warehouse consolidation costs	(0.5)	(11.3)
Sales volume and mix	(9.9)	(22.0)
Other	(0.4)	(0.8)
Foreign currency translation	(0.3)	(0.4)
Total change	(11.8)	(34.6)
Fiscal 2025 Gross Profit	$82.1	$245.9

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY25	64	63	62	62	251

FY24	63	62	61	62	248

______________________
1 Product liability represents a year-over-year difference between the current year adjustment increasing the Company's product liability reserve and the prior year's adjustment decreasing the Company's product liability reserve. For more details please see the Company's 10-Q filed with the Securities and Exchange Commission

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Additional Data1
(Unaudited)

	Period Ended
	December 31, 2024	September 30, 2024	March 31, 2024	December 31, 2023
($ in millions)
Backlog	$296.5	$317.6	$280.8	$298.4
Long-term backlog
Expected to ship beyond 3 months	$166.1	$172.5	$144.6	$151.3
Long-term backlog as % of total backlog	56.0%	54.3%	51.5%	50.7%

Debt to total capitalization percentage	35.8%	35.8%	37.5%	38.5%

Debt, net of cash, to net total capitalization	33.8%	33.2%	32.0%	33.7%

Working capital as a % of sales [2]	23.7%	23.3%	19.1%	20.6%

	Three Months Ended
	December 31, 2024		September 30, 2024		March 31, 2024		December 31, 2023
($ in millions)
Trade accounts receivable
Days sales outstanding	61.0	days	64.1	days	58.7	days	62.1	days

Inventory turns per year
(based on cost of products sold)	3.0	turns	3.3	turns	3.7	turns	3.1	turns
Days' inventory	121.7	days	110.6	days	98.6	days	117.7	days

Trade accounts payable
Days payables outstanding	50.5	days	46.3	days	50.9	days	50.1	days

Net cash provided by (used for) operating activities	$11.4		$9.4		$38.6		$29.1
Capital expenditures	$5.2		$5.4		$8.5		$6.0
Free Cash Flow [3]	$6.2		$4.0		$30.1		$23.1

______________________
1     Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies. Components may not add due to rounding.
2     March 31, 2024 and December 31, 2023 exclude the impact of the acquisition of montratec.
3     Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. See the table above for the calculation of Free Cash Flow.

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Gross profit	$82,097	$93,897	$245,870	$280,523
Add back (deduct):
Business realignment costs	526	150	994	346
Hurricane Helene cost impact	—	—	171	—
Factory and warehouse consolidation costs	556	—	11,319	—
Monterrey, MX new factory start-up costs	3,038	435	6,848	435
Adjusted Gross Profit	$86,217	$94,482	$265,202	$281,304

Net sales	$234,138	$254,143	$716,138	$748,036

Gross margin	35.1%	36.9%	34.3%	37.5%
Adjusted Gross Margin	36.8%	37.2%	37.0%	37.6%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s gross profit and gross margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross margin to that of other companies.

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Income from Operations to Adjusted Operating Income
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Income from operations	$17,690	$26,912	$49,642	$81,711
Add back (deduct):
Acquisition deal and integration costs	—	113	—	3,208
Business realignment costs	987	1,452	2,118	1,867
Factory and warehouse consolidation costs	653	—	12,557	199
Headquarter relocation costs	175	510	322	1,884
Hurricane Helene cost impact	—	—	171	—
Mexico customs duty assessment	1,500	—	1,500	—
Customer bad debt [1]	1,299	—	1,299	—
Monterrey, MX new factory start-up costs	3,270	755	10,587	755
Adjusted Operating Income	$25,574	$29,742	$78,196	$89,624

Net sales	$234,138	$254,143	$716,138	$748,036

Operating margin	7.6%	10.6%	6.9%	10.9%
Adjusted Operating Margin	10.9%	11.7%	10.9%	12.0%
1     Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025
Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by net sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s income from operations to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss)	$3,960	$9,728	$(2,454)	$34,816
Add back (deduct):
Amortization of intangibles	7,501	7,486	22,548	21,871
Acquisition deal and integration costs	—	113	—	3,208
Business realignment costs	987	1,452	2,118	1,867
Factory and warehouse consolidation costs	653	—	12,557	199
Headquarter relocation costs	175	510	322	1,884
Hurricane Helene cost impact	—	—	171	—
Mexico customs duty assessment	1,500	—	1,500	—
Customer bad debt[1]	1,299	—	1,299	—
Monterrey, MX new factory start-up costs	3,270	755	10,587	755
Non-cash pension settlement expense	433	4,599	23,634	4,599
Normalize tax rate[2]	(3,498)	(3,227)	(17,739)	(7,996)
Adjusted Net Income	$16,280	$21,416	$54,543	$61,203

GAAP average diluted shares outstanding	28,888	28,991	28,778	28,979
Add back:
Effect of dilutive share-based awards	—	—	268	—
Adjusted Diluted Shares Outstanding	$28,888	$28,991	$29,046	$28,979

GAAP EPS	$0.14	$0.34	$(0.09)	$1.20

Adjusted EPS	$0.56	$0.74	$1.88	$2.11
1 Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025
2 Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted Net Income is defined as net income (loss) and GAAP EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Diluted Shares Outstanding is defined as average diluted shares outstanding adjusted for the effect of dilutive share-based awards. Adjusted EPS is defined as Adjusted Net income per Adjusted Diluted Shares Outstanding. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of current periods' net income (loss), average diluted shares outstanding and GAAP EPS to the historical periods' net income (loss), average diluted shares outstanding and GAAP EPS, as well as facilitates a more meaningful comparison of the Company’s net income (loss) and GAAP EPS to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss)	$3,960	$9,728	$(2,454)	$34,816
Add back (deduct):
Income tax expense (benefit)	1,929	3,911	442	12,405
Interest and debt expense	7,698	9,952	24,285	28,788
Investment (income) loss	(54)	(758)	(873)	(1,212)
Foreign currency exchange (gain) loss	3,128	(1,155)	2,730	1,074
Other (income) expense, net	1,029	5,234	25,512	5,840
Depreciation and amortization expense	12,202	11,570	36,230	34,052
Acquisition deal and integration costs	—	113	—	3,208
Business realignment costs	987	1,452	2,118	1,867
Factory and warehouse consolidation costs	653	—	12,557	199
Headquarter relocation costs	175	510	322	1,884
Hurricane Helene cost impact	—	—	171	—
Mexico customs duty assessment	1,500	—	1,500	—
Customer bad debt[1]	1,299	—	1,299	—
Monterrey, MX new factory start-up costs	3,270	755	10,587	755
Adjusted EBITDA	$37,776	$41,312	$114,426	$123,676

Net sales	$234,138	$254,143	$716,138	$748,036

Net income margin	1.7%	3.8%	(0.3)%	4.7%
Adjusted EBITDA Margin	16.1%	16.3%	16.0%	16.5%
1 Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025
Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not a measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Leverage Ratio
($ in thousands)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Net income (loss)	$9,355	$48,711
Add back (deduct):
Annualize EBITDA for the montratec acquisition[1]	—	2,131
Annualize synergies for the montratec acquisition[1]	—	184
Income tax expense (benefit)	2,939	19,904
Interest and debt expense	33,454	36,456
Non-cash pension settlement	24,019	4,599
Amortization of deferred financing costs	2,486	2,158
Stock Compensation Expense	10,243	11,859
Depreciation and amortization expense	48,124	44,619
Cost of debt refinancing	1,190	—
Acquisition deal and integration costs	3	3,381
Excluded acquisition deal and integration costs[2]	—	(172)
Acquisition inventory step-up expense	—	—
Business realignment costs	2,118	2,715
Monterrey, MX new factory start up costs	14,321	755
Excluded Monterrey, MX new factory start-up costs[3]	(7,461)	—
Factory and warehouse consolidation costs	13,102	199
Headquarter relocation costs	497	2,565
Mexico customs duty assessment	1,500	—
Customer bad debt[4]	1,299	—
Hurricane Helene cost impact	171	—
Other excluded costs[3]	(4,257)	(848)
Credit Agreement Trailing Twelve Month Adjusted EBITDA	$153,103	$179,216

Current portion of long-term debt and finance lease obligations	$50,722	$50,652
Term loan, AR securitization facility and finance lease obligations	435,075	499,388
Total debt	$485,797	$550,040
Standby Letters of Credit	15,440	15,740
Cash and cash equivalents	(41,224)	(102,945)
Net Debt	$460,013	$462,835

Net Leverage Ratio	3.00x	2.58x
1     EBITDA is normalized to include a full year of the acquired entity and assumes all cost synergies are achieved in TTM Q3 FY24.
2     The Company's credit agreement definition of Adjusted EBITDA excludes certain acquisition deal and integration costs and business realignment costs that are incurred beyond one year after the close of an acquisition.
3     The Company's credit agreement definition of Adjusted EBITDA excludes any cash restructuring costs in excess of $10 million per fiscal year
4    Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025

Net Debt is defined in the credit agreement as total debt plus standby letters of credit, net of cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by the Credit Agreement Trailing Twelve Month Adjusted EBITDA. Credit Agreement Trailing Twelve Month Adjusted EBITDA is defined in the Company's credit agreement as net income adjusted for interest expense, income taxes, depreciation, amortization, and other adjustments. Net Debt, Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Net Debt, Net

Columbus McKinnon Reports Q3 FY25 Results
February 10, 2025
Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are important for investors and other readers of the Company’s financial statements.